Exhibit 9(k)

                          [CDC Nvest Funds Letterhead]


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                                                                   Exhibit 9(k)
                          [CDC Nvest Funds Letterhead]



                                  [    ], 2001





State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02111

Re:      CDC Nvest Large Cap Growth Fund
         CDC Nvest Star Growth Fund

To Whom It May Concern:

         This is to advise you that CDC Nvest Funds Trust I (the "Trust") has established two new series of shares, CDC Nvest Large Cap Growth Fund and CDC Nvest Star Growth Fund. In accordance with the Additional Funds provisions in
Section 17 of the Custodian Contract dated April 12, 1988 as amended from time to time, between the Trust and State Street Bank and Trust Company, the Trust hereby requests that you act as Custodian for the new series under the terms of the Custodian Contract.

By:   _________________________________
      John T. Hailer
      President
      CDC Nvest Funds Trust I


Agreed to this __ day of [    ], 2001.

State Street Bank and Trust Company

By:   __________________________________
      Vice President